EXHIBIT 99.1
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[SIGA LOGO]

Contact:                                              Investor Contact:
Thomas N. Konatich                                    Dianne Will
SIGA Technologies, Inc.                               Willstar Consultants, Inc.
CFO & Acting CEO                                      (518) 398-6222
(212) 672-9100                                        dwill@willstar.net
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     SIGA announces AGREEMENT WITH VIROPHARMA TO PURCHASE BIODEFENSE ASSETS

New York, June 9, 2004 -- SIGA Technologies, Inc. (NASDAQ: SIGA) and (FRANKFURT:
SGW 919 473) today announced the signing of an Asset Purchase Agreement to acquire certain antiviral programs targeting potential agents of biological warfare from ViroPharma Incorporated (VPHM) for a purchase price of $1 million in cash and 1 million shares of SIGA common stock. SIGA will purchase lead compounds, assays and scientific know-how related to development of antiviral drugs, including those targeting smallpox and hemorrhagic fever viruses such as the Ebola virus. The research programs being acquired are currently the subject of grants from the National Institutes of Health (NIH). The closing of the acquisition is subject to customary closing conditions, including obtaining approval of the transfer of the grants. "We are very pleased to add these exciting programs to our biodefense research and development portfolio. Effective protection of our population will require multiple drugs against multiple pathogens, and these additional product opportunities will provide SIGA with the means to contribute to this process," remarked Dr. Dennis E. Hruby, SIGA's Chief Scientific Officer.

About SIGA Technologies, Inc.
SIGA Technologies is applying bacterial genomics in the design and development of novel products for the prevention and treatment of serious infectious diseases, with an emphasis on products for biological warfare defense. SIGA has the potential of becoming a significant force in the discovery of vaccine and pharmaceutical agents to fight emerging pathogens. SIGA's product development programs emphasize the increasingly serious problem of drug resistant bacteria and emerging pathogens.

SIGA's vaccine and drug platforms are based on its pioneering research into the structure, function and processing of bacterial surface proteins. SIGA is leveraging these platforms through multiple strategic partners, including the National Institutes of Health and TransTech Pharma. For more information about SIGA, please visit SIGA's Web site at www.siga.com.

This news release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, including statements regarding the efficacy and intended utilization of SIGA's technologies under development, are not guarantees of future performance. Actual results may differ materially from the expectations contained in the forward-looking statements. Factors that may cause such differences include the risk that potential products that appeared promising in early research or clinical trials to SIGA or its collaborators do not demonstrate efficacy or safety in subsequent pre-clinical or clinical trials, and the risk that SIGA or its collaborators will not obtain appropriate or necessary governmental approvals to market products tested in such trials. More detailed information about SIGA and the factors discussed above is set forth in SIGA's filings with the Securities and Exchange Commission, including SIGA's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, and in other documents that SIGA has filed with the U.S. Securities and Exchange Commission. Investors and security holders are urged to read those documents free of charge at the Commission's web site at www.sec.com. Those documents may also be obtained free of charge from SIGA. SIGA does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.
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